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                                                                      EXHIBIT 11

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                                  PROTEON, INC.
                                  STATEMENT RE:
                        COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)


                                                                    Twelve months ended
                                                December 31,           December 31,        December 31,
                                                    1996                   1995                1994
                                                ------------       --------------------    ------------
     Net (Loss) Income                           $(12,014)             $ 8,220               $(1,339)
                                                 ========              =======               =======
     Primary:

     Weighted average number of
        common shares outstanding                  15,630               15,416                14,808

     Weighted average common
        equivalent shares                               -                  276                     -
                                                 --------              -------               -------

     Weighted average number of
        common and common equivalent
        shares outstanding used to
        calculate per share data                   15,630               15,692                14,808
                                                 ========              =======               =======

     Fully diluted:

     Weighted average number of
        common shares outstanding                  15,630               15,416                14,808

     Weighted average common
        equivalent shares                               -                  276                     -
                                                 --------              -------               -------

     Weighted average number of
        common and common equivalent
        shares outstanding used to
        calculate per share data                   15,630               15,692                14,808
                                                 ========              =======               =======

     Net (loss) income per share
        Primary                                  $  (0.77)             $  0.52               $ (0.09)
                                                 ========              =======               =======

        Fully diluted                            $  (0.77)             $  0.52               $ (0.09)
                                                 ========              =======               =======
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